Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-146965 on Form S-3 of our reports dated March 31, 2009, relating to the consolidated financial statements and financial statement schedules of Behringer Harvard Opportunity REIT I, Inc. appearing in this Annual Report on Form 10-K of Behringer Harvard Opportunity REIT I, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 31, 2009